UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 31, 2012

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AS SEEN ON TV, INC.

(Exact name of registrant as specified in its charter)

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Florida	000-53539	80-149096
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

14044 Icot Blvd., Clearwater, Florida 33760

(Address of principal executive offices) (Zip Code)

727-288-2738

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers.

Effective March 31, 2012, Randolph Pohlman, PhD, was appointed by a unanimous written consent of the members of the Company’s board of directors, to serve on the Company’s board of directors. Dr. Pohlman shall serve on the board of directors and shall hold office until the next election of directors by stockholders and until his successor is elected and qualified or until his earlier resignation or removal. Dr. Pohlman shall also serve on the Company’s audit and compensation committees.

Randolph Pohlman, PhD, age 68, is Professor and the Dean Emeritus of the H. Wayne Huizenga School of Business and Entrepreneurship at Nova Southeastern University, the largest independent institution of higher education in the state of Florida and among the top 20 largest independent institutions nationally. He served as the Dean of the H. Wayne Huizenga School of Business and Entrepreneurship at Nova Southeastern University from 1995 through 2009. Prior to his arrival at Nova Southeastern University, Dr. Pohlman was a senior executive at Koch Industries, the second largest privately held company in the United States. He was recruited to Koch via Kansas State University (KSU), where for more than ten years, he served KSU in a variety of administrative and faculty positions, including holding the L.L. McAninch Chair of Entrepreneurship and Dean of the College of Business. Dr. Pohlman also served as a Visiting Research Scholar at the University of California, Los Angeles, and was a member of the Executive Education Advisory Board of the Wharton School of the University of Pennsylvania. From 2003 through 2007 he served on the board of directors of Viragen, Inc., a public company specializing in the research and development of biotechnology products. Viragen filed for an assignment for the benefit of creditors in October 2007. He has served on a variety of corporate and not for profit boards.

Pursuant to an independent director agreement, the Company has agreed to pay Dr. Pohlman an annual fee of $18,000 for serving on the board of directors. In addition, the Company has issued Dr. Pohlman options to purchase up to 25,000 shares of the Company’s common stock, exercisable at $ 0.82 per share and exercisable for a term of five years. Options to purchase 12,500 shares of common stock vest on March 31, 2013, and options to purchase 12,500 shares vest on March 31, 2014. The options are issued pursuant and subject to the Company’s equity incentive plan. A copy of the independent director agreement is incorporated herein by reference and is filed as an Exhibit to this Form 8-K. The description of the transactions contemplated by the agreement set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the exhibit filed herewith and incorporated by this reference.

In addition, effective March 31, 2012, the board of directors appointed Adrian Swaim to serve as the Company’s controller. Adrian Swaim, age 30, has served in various capacities with TV Goods, Inc., the Company’s operating subsidiary, since January 2010. From 2005 through 2009 Mr. Swaim served as a loan officer and branch manager in the mortgage financing field. Mr. Swaim filed for bankruptcy protection in 2008.

Item 9.01

Financial Statements and Exhibits.

(d)

Exhibits.

Exhibit No.	Description

10.1	Independent Director Agreement effective March 31, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

As Seen On TV, Inc.

By:	/s/ STEVEN ROGAI
Name:	Steven Rogai
Title:	Chief Executive Officer and President

Dated: April 5, 2012

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